Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 29, 2021 (the “Amendment Effective Date”), among PALMER SQUARE BDC FUNDING I LLC (the “Borrower”), the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”).

WHEREAS, the Borrower, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and the Administrative Agent are party to the Credit Agreement, dated as of February 18, 2020 (as amended, restated, supplemented or otherwise modified prior to the date hereof and from time to time, the “Credit Agreement”), providing, among other things, for the creation of a revolving credit facility by the Lenders for the Borrower;

WHEREAS, the Borrower, the Lenders and the Administrative Agent desire to amend and otherwise modify the Credit Agreement, in accordance with Section 10.01 of the Credit Agreement and subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

ARTICLE II

Amendments to the Credit Agreement

SECTION 2.1. As of the Amendment Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Credit Agreement attached as Appendix A hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the Amendment Effective Date, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date (other than any representation and warranty that is made as of a specific date).

SECTION 3.2. The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) violate the terms of any of the Borrower’s Organization Documents; (b) result in any material breach or contravention of, or the creation of any Lien (other than a Permitted Lien) under, or require any material payment to be made under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate in any material respect any Applicable Law.

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment shall become effective as of the Amendment Effective Date upon:

(a) the execution and delivery of this Amendment by the Lenders, the Administrative Agent and the Borrower;

(b) the Administrative Agent’s receipt of a good standing certificate for the Borrower issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer;

(c) the Administrative Agent shall have received the executed legal opinion of Dechert LLP, counsel to the Borrower, with respect to due authorization and enforceability, in form and substance acceptable to the Administrative Agent in its reasonable discretion;

(d) payment of all fees and other amounts due and payable on or prior to the date hereof pursuant to the Loan Documents.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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SECTION 5.3. Ratification; No Novation. Except as expressly amended hereby, the Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Credit Agreement for all purposes. It is the intent of the parties hereto, and the parties hereto agree, that this Amendment shall not constitute a novation of the Credit Agreement, any other Loan Document or any of the rights, obligations or liabilities thereunder.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Effective Date.

PALMER SQUARE BDC FUNDING I LLC, as Borrower

By:	/s/ Scott A. Betz
	Name:	Scott A. Betz
	Title:	Chief Compliance Officer

[Signature Page to Second Amendment to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Joshua Danziger
	Name:	Joshua Danziger
	Title:	Director

[Signature Page to Second Amendment to Credit Agreement]

bank of america, n.a., as a Lender

By:	/s/ Joshua Danziger
	Name:	Joshua Danziger
	Title:	Director

[Signature Page to Second Amendment to Credit Agreement]

APPENDIX A

Amendments to the Credit Agreement

EXECUTIO N VERSION Conformed through First Second Amendment dated October 12 September 29 , 2020 2021 CREDIT AGREEMENT Dated as of February 18, 2020 among PALMER SQUARE BDC FUNDING I LLC , as Borrower THE LENDERS PARTY HERETO , BANK OF AMERICA, N.A. , as Administrative Agent and BofA SECURITIES, INC. , as Sole Lead Arranger and Sole Book Manager USActive 54585136.8

~~**TABLE OF CONTENTS**~~

~~Page~~

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 1

Section 1.01 Defined Terms 1
Section 1.02 Other Interpretive Provisions ..... ~~24~~25
Section 1.03 Accounting Terms ..... ~~25~~26
Section 1.04 Rounding ..... ~~25~~27
Section 1.05 Times of Day ..... ~~25~~27
Section 1.06 Business Day Convention ..... ~~25~~27
Section 1.07 Interest ..... ~~25~~27
Section 1.08 Event of Default ..... ~~25~~27

ARTICLE II THE COMMITMENTS AND BORROWINGS ..... ~~26~~27

Section 2.01 Loans ..... ~~26~~27
Section 2.02 Borrowings, Conversions and Continuations of Loans ..... ~~26~~28
Section 2.03 Prepayments ..... ~~27~~29
Section 2.04 Termination or Reduction of Commitments ..... ~~29~~30
Section 2.05 Repayment of Loans ..... ~~29~~31
Section 2.06 Interest ..... ~~29~~31
Section 2.07 Fees ..... ~~30~~32
Section 2.08 Computation of Interest and Fees ..... ~~31~~32
Section 2.09 Evidence of Debt ..... ~~31~~33
Section 2.10 Payments Generally; Administrative Agent's Clawback ..... ~~31~~33
Section 2.11 Sharing of Payments by Lenders ..... ~~33~~35
Section 2.12 Defaulting Lenders ..... ~~34~~36
Section 2.13 Discretionary Sales ..... ~~35~~37
Section 2.14 Increase of Aggregate Commitments ..... ~~36~~38
Section 2.15 Permitted Refinancing Transactions ..... ~~36~~38

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY ..... ~~37~~39

Section 3.01 Taxes ..... ~~37~~39
Section 3.02 Illegality ..... ~~42~~43
Section 3.03 Inability to Determine Rates ..... ~~42~~44
Section 3.04 Increased Costs; Reserves on Eurocurrency Rate Loans ..... ~~45~~47
Section 3.05 Compensation for Losses ..... ~~47~~49
Section 3.06 Mitigation Obligations; Replacement of Lenders ..... ~~47~~49
Section 3.07 Survival ..... ~~48~~50

ARTICLE IV CONDITIONS PRECEDENT TO BORROWINGS ..... ~~48~~50

Section 4.01 Conditions of Initial Borrowing ..... ~~48~~50
Section 4.02 Conditions to all Borrowings ..... ~~50~~52

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ARTICLE V REPRESENTATIONS AND WARRANTIES ~~51~~53

Section 5.01 Existence, Qualification and Power ~~51~~53
Section 5.02 Authorization; No Contravention ~~52~~53
Section 5.03 Governmental Authorization; Other Consents ~~52~~54
Section 5.04 Binding Effect ~~52~~54
Section 5.05 Financial Statements; No Material Adverse Effect ~~52~~54
Section 5.06 Litigation ~~53~~55
Section 5.07 No Default ~~53~~55
Section 5.08 Liens and Indebtedness ~~53~~55
Section 5.09 Taxes ~~53~~55
Section 5.10 ERISA Matters ~~54~~55
Section 5.11 Equity Interests ~~54~~55
Section 5.12 Margin Regulations; Investment Company Act ~~54~~56
Section 5.13 Disclosure ~~54~~56
Section 5.14 Compliance with Laws ~~54~~56
Section 5.15 Taxpayer Identification Number; Other Identifying Information ~~54~~56
Section 5.16 OFAC ~~55~~56
Section 5.17 Anti-Corruption Laws ~~55~~57
Section 5.18 Beneficial Ownership Certification ~~55~~57

ARTICLE VI AFFIRMATIVE COVENANTS ~~55~~57

Section 6.01 Financial Statements ~~55~~57
Section 6.02 Certificates; Other Information ~~56~~58
Section 6.03 Notices ~~58~~59
Section 6.04 Payment of Obligations ~~58~~60
Section 6.05 Preservation of Existence, Etc. ~~58~~60
Section 6.06 Maintenance of Properties ~~59~~61
Section 6.07 Further Assurances ~~59~~61
Section 6.08 Compliance with Laws ~~59~~61
Section 6.09 Books and Records ~~59~~61
Section 6.10 Inspection Rights ~~59~~61
Section 6.11 Use of Proceeds ~~60~~62
Section 6.12 Approvals and Authorizations ~~60~~62
Section 6.13 Special Purpose Entity Requirements ~~60~~62
Section 6.14 Security Interest ~~60~~62
Section 6.15 Sanctions ~~60~~62
Section 6.16 Anti-Corruption Laws ~~60~~62
Section 6.17 Payment Instructions ~~60~~62

ARTICLE VII NEGATIVE COVENANTS ~~60~~62

Section 7.01 Liens ~~61~~62

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Section 7.02 Investments ~~61~~62
Section 7.03 Indebtedness; Bank Accounts ~~61~~62
Section 7.04 Fundamental Changes ~~61~~63
Section 7.05 Sale of Collateral Assets ~~61~~63
Section 7.06 Restricted Payments ~~61~~63
Section 7.07 Transactions with Affiliates ~~61~~63
Section 7.08 Burdensome Agreements ~~62~~64
Section 7.09 Use of Proceeds ~~62~~64
Section 7.10 Sanctions ~~62~~64
Section 7.11 Special Purpose Entity Requirements ~~62~~64
Section 7.12 Investment Management Agreement and Sale Agreement Amendment ~~63~~64
Section 7.13 ERISA ~~63~~65
Section 7.15 Change in Nature of Business ~~63~~65
Section 7.16 Anti-Corruption Laws ~~63~~65
Section 7.17 Unfunded Exposure Account ~~63~~65

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES ~~63~~65

Section 8.01 Events of Default ~~63~~65
Section 8.02 Remedies Upon Event of Default ~~66~~68
Section 8.03 Application of Funds ~~67~~68

ARTICLE IX ADMINISTRATIVE AGENT ~~67~~69

Section 9.01 Appointment and Authority ~~67~~69
Section 9.02 Rights as a Lender ~~67~~69
Section 9.03 Exculpatory Provisions ~~68~~69
Section 9.04 Reliance by Administrative Agent ~~69~~71
Section 9.05 Delegation of Duties ~~69~~71
Section 9.06 Resignation of Administrative Agent ~~70~~71
Section 9.07 Non-Reliance on Administrative Agent and Other Lenders ~~71~~72
Section 9.08 No Other Duties, Etc. ~~71~~72
Section 9.09 Administrative Agent May File Proofs of Claim; Credit Bidding ~~71~~73
Section 9.10 Collateral Matters ~~72~~74
Section 9.11 Indemnification ~~73~~75
Section 9.12 Recovery of Erroneous Payments 75
Section 9.13 ERISA ~~73~~75

ARTICLE X MISCELLANEOUS ~~74~~76

Section 10.01 Amendments, Etc. ~~74~~76
Section 10.02 Notices; Effectiveness; Electronic Communication ~~75~~77
Section 10.03 No Waiver; Cumulative Remedies; Enforcement ~~78~~80
Section 10.04 Expenses; Indemnity; Damage Waiver ~~79~~81
Section 10.05 Payments Set Aside ~~81~~83

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Section 10.06	Successors and Assigns	~~81~~83
Section 10.07	Treatment of Certain Information; Confidentiality	~~85~~87
Section 10.08	Right of Setoff	~~86~~88
Section 10.09	Interest Rate Limitation	~~87~~89
Section 10.10	Counterparts; Integration; Effectiveness	~~87~~89
Section 10.11	Survival of Representations and Warranties	~~87~~89
Section 10.12	Severability	~~87~~90
Section 10.13	Replacement of Lenders	~~88~~90
Section 10.14	Governing Law; Jurisdiction; Etc.	~~88~~90
Section 10.15	Waiver of Jury Trial	~~89~~91
Section 10.16	No Advisory or Fiduciary Responsibility	~~90~~92
Section 10.17	Electronic Execution of Assignments and Certain Other Documents	~~90~~92
Section 10.18	USA PATRIOT Act	~~91~~93
Section 10.19	[Reserved]	~~91~~93
Section 10.20	Non-Recourse Obligations; No Petition	~~91~~93
Section 10.21	Time of the Essence	~~92~~94
Section 10.22	Judgment Currency	~~92~~94
Section 10.23	Acknowledgement Regarding any Supported QFCs	~~92~~94

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SCHEDULES 2.01 Commitments and Applicable Percentages 5.15 Taxpayer Identification Number; Other Identifying Information 10.02 Administrative Agent’s Office; Certain Addresses for Notices EXHIBITS Form of A. Loan Notice B. Note C - 1 Assignment and Assumption C - 2 Administrative Questionnaire D - 1 Compliance Certificate (Borrower Parent) D - 2 Compliance Certificate (Borrower) E U.S. Tax Compliance Certificates F Restricted Payments Certificate G Foreign Obligor Notice ANNEXES A B C D E Advance Rates Eligibility and Portfolio Criteria Definitions Relating to Collateral Assets Special Purpose Entity Requirements Palmer Square Competitors - v - USActive 56674935.3 - v -

CREDIT AGREEMENT This CREDIT AGREEMENT (“ Agreement ”) is entered into as of February 18 , 2020 , among PALMER SQUARE BDC FUNDING I LLC, a Delaware limited liability company, (the “ Borrower ”), each lender from time to time party hereto (collectively, the “ Lenders ” and individually, a “ Lender ”) and BANK OF AMERICA, N . A . , as Administrative Agent (in such capacity, together with its successors and assigns, the “ Administrative Agent ”) . The Borrower has requested that the Lenders provide a revolving credit facility (the “ Facility ”), and the Lenders are willing to do so on the terms and conditions set forth herein . In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows : ARTICLE I DEFINITIONS AND ACCOUNTING TERMS Section 1.01 Defined Terms . As used in this Agreement, the following terms shall have the meanings set forth below: “ Adjustment ” has the meaning specified in Section 3.03 . “ Administrative Agent ” has the meaning specified in the Preamble. “ Administrative Agent’s Office ” means, with respect to any currency, the Administrative Agent ’ s address and, as appropriate, account as set forth on Schedule 10 . 02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders . “ Administrative Expense Cap ” means an aggregate amount of Administrative Expenses paid by the Borrower pursuant to clauses (i) and (ii) of the definition of Administrative Expense not to exceed $ 100 , 000 in any calendar year . “ Administrative Expenses ” means amounts due or accrued and payable by the Borrower, in an aggregate amount in each case not to exceed the applicable Administrative Expense Cap, (i) first , to the payment of Taxes and governmental fees owing by the Borrower or, so long as the Borrower is disregarded as an entity separate from Borrower Parent, by Borrower Parent in respect of the Borrower’s income or assets, (ii) second , to the Collateral Administrator, any accrued and unpaid fees and expenses (including reasonable fees and expenses of agents, experts and counsel and indemnities) pursuant to the Collateral Administration Agreement and (iii) third , to the Investment Adviser, any accrued and unpaid Management Fees pursuant to the Investment Management Agreement . “ Administrative Questionnaire ” means an Administrative Questionnaire in substantially the form of Exhibit C - 2 or any other form approved by the Administrative Agent . 1

“ Approved Fund ” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender . “ Approved Lender ” means a Person that owns and invests on a discretionary basis $ 25 , 000 , 000 or more in securities other than securities of an issuer that controls, is controlled by, or is under common control with, such Person ; provided that, in determining whether a Person is an Approved Lender, there shall be deducted from the amount of such Person’s securities the amount of any outstanding indebtedness incurred to acquire the securities owned by such Person . “ Arranger ” means Bank of America, an affiliate of BofA Securities, Inc . , in its capacity as sole lead arranger and sole book manager . “ Assigned Value ” has the meaning specified in Annex C . “ Assigned Value Percentage ” has the meaning specified in Annex C . “ Assignment and Assumption ” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10 . 06 (b) ), and accepted by the Administrative Agent, in substantially the form of Exhibit C - 1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent . “ Audited Financial Statements ” means, for any fiscal year, the audited consolidated balance sheet of the Borrower Parent for such fiscal year ended December 31 , and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Borrower Parent, including the notes thereto . “ Availability Period ” means the period (i) beginning on the later of (A) the Closing Date and (B) the date on which all conditions precedent to the initial Borrowing have been satisfied or waived and (ii) ending on the earlier of (A) any date on which an Event of Default has occurred or (B) the date that is five (5) Business Days prior to the Maturity Date . “Available Tenor” means, as of any date of determination and with respect to the then - current Benchmark, as applicable, (x) if the then - current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date . “ Bank Loan ” has the meaning specified in Annex C . “ Bank of America ” means Bank of America, N . A . and its successors . “ Base Rate ” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1 / 2 of 1% , (b) the Prime Rate in effect for such day and (c) the Eurocurrency Rate for Dollars . 3

“ Base Rate Loan ” means a Loan that bears interest based on the Base Rate. “Benchmark” means, initially, LIBOR ; provided that if a replacement of the Benchmark has occurred pursuant to Section 3 . 03 (c) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate . Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof . “Benchmark Replacement” means: (a) for purposes of Section 3 . 03 (c)(i), the first alternative set forth below that can be determined by the Administrative Agent : (i) the sum of : (A) Term SOFR and (B) 0 . 11448% ( 11 . 448 basis points) for an Available Tenor of one - month’s duration, 0 . 26161% ( 26 . 161 basis points) for an Available Tenor of three - months’ duration, 0 . 42826% ( 42 . 826 basis points) for an Available Tenor of six - months’ duration, and 0 . 71513% ( 71 . 513 basis points) for an Available Tenor of twelve - months’ duration ; or (ii) the sum of : (A) Daily Simple SOFR and (B) 0 . 11448% ( 11 . 448 basis points)] for an Available Tenor of one - month’s duration and 0 . 26161% ( 26 . 161 basis points) for an Available Tenor of three - months’ duration ; provided that, if initially LIBOR is replaced with the rate contained in clause (ii) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above ; and (b) for purposes of Section 3 . 03 (c)(ii), the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement Benchmark giving due consideration to any evolving or then - prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U . S . dollar - denominated syndicated credit facilities at such time ; If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than 0% , the Benchmark Replacement will be deemed to be 0 % for the purposes of this Agreement and the other Loan Documents . Any Benchmark Replacement shall be applied in a manner consistent with market practice ; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent . 4

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents) . “Benchmark Transition Event” means, with respect to any then - current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then - current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date . “ Beneficial Ownership Certification ” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation . “ Beneficial Ownership Regulation ” means 31 C.F.R. † 1010.230. “ Benefit Plan ” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3 (42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan” . “ Borrower ” has the meaning specified in the Preamble. “ Borrower Certification ” means with respect to any request for a Loan or any release of funds or substitution of assets with respect to the Collateral Account or the Collection Account, a certification of the Investment Adviser on behalf of the Borrower (which, for the avoidance of doubt, shall be deemed to be made in the case of a substitution) stating that after giving effect to such Loan, release of funds or substitution : (A) (i) no Borrowing Base Deficiency will exist, and (ii) no Default or Event of Default would occur or be continuing, in each case based on the most recent Borrowing Base determination ; and (B) in the case of any 5 and Section 2.14 and (b) after the end of the Availability Period, such Outstanding Amount of the Loans made by such Lender. “ Commitment Fee ” has the meaning specified in Section 2.07(a) . “ Commitment Fee Rate ” has the meaning specified in the Fee Letter. “ Compliance Certificate ” means a certificate substantially in the form of Exhibit D . “ Connection Income Taxes ” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes . “ Contractual Obligation ” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound . “ Control ” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise . “ Controlling ” and “ Controlled ” have meanings correlative thereto . “ Controlled Account ” means each account that is subject to an account control agreement in form and substance satisfactory to the Administrative Agent . “ Covered Party ” has the meaning specified in Section 10.23 . “ Credit Trigger ” means any of the following : (i) a Regulatory Event with respect to Borrower Parent, Investment Adviser or any officer of any of the foregoing that is primarily responsible for the management of the Collateral, (ii) a Change in Investment Adviser or (iii) any Change in Control shall occur . “ Current Market Price ” has the meaning specified in Annex C . “ Current Market Value ” has the meaning specified in Annex C . “ Current Market Value Percentage ” has the meaning specified in Annex C . “Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source). “ Debtor Relief Laws ” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect . 8

“ Designated Jurisdiction ” means any country or territory to the extent that such country or territory itself is the subject of any Sanction . “ Discretionary Sale ” has the meaning specified in Section 2.13 . “ Disposition ” or “ Dispose ” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith . “ Disqualified Foreign Loan ” has the meaning specified in Annex C . “ Disqualified Participation ” means any Bank Loan that is a Participation Interest as of any date that is more than 90 days after the date of acquisition of such Participation Interest by the Borrower under the Sale Agreement. “ Disqualified Lender ” has the meaning specified in Section 10.06(b)(v) . “ Distressed Exchange Offer ” has the meaning specified in Annex C . “ Dividing Person ” has the meaning assigned to it in the definition of “Division.” “ Division ” means the division of the assets, liabilities and/or obligations of a Person (the “ Dividing Person ”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive . “ Division Successor ” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division . A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division . “ Dollar ” and “ $ ” mean lawful money of the United States. “Early Opt - in Effective Date” means, with respect to any Early Opt - in Election, the sixth ( 6 th ) Business Day after the date notice of such Early Opt - in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5 : 00 p . m . (New York City time) on the fifth ( 5 th ) Business Day after the date notice of such Early Opt - in Election is provided to the Lenders, written notice of objection to such Early Opt - in Election from Lenders comprising the Required Lenders . “Early Opt - in Election” means the occurrence of: (a) a determination by the Administrative Agent, or a notification by the Borrower to the Administrative Agent that the Borrower has made a determination, that U.S. 10 dollar - denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3 . 03 (c), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and (b) the joint election by the Administrative Agent and the Borrower to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders . “ Eligibility Criteria ” has the meaning specified in Part 1 of Annex B . “ Eligible Assignee ” means any Person that meets the requirements to be an assignee under Section 10 . 06 (b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10 . 06 (b)(iii) ) . “ Eligible Collateral Asset ” has the meaning specified in Annex C . “ Eligible Collateral Asset Information ” has the meaning specified in the Collateral Administration Agreement . “ Equity Interests ” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of, other equity securities or equity instruments of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination . “ ERISA ” means the Employee Retirement Income Security Act of 1974 , as amended from time to time . “ ERISA Affiliate ” means any trade or business (whether or not incorporated) under common control with, or treated as a single employer together with, the Borrower within the meaning of Section 414 (b) or (c) of the Code (and Sections 414 (m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) . “ Eurocurrency Rate ” means LIBOR ; provided that, if the Eurocurrency Rate shall be less than zero, the Eurocurrency Rate shall be deemed to be zero for purposes of this Agreement . “ Eurocurrency Rate Loan ” means a Loan that bears interest at a rate based on the Eurocurrency Rate . “ Event of Default ” has the meaning specified in Section 8.01 . 11

“ Excluded Amounts ” means (a) any amount received in the Collection Account with respect to any Collateral Asset included as part of the Collateral, which amount is attributable to the payment of any Taxes, fees or other charges imposed by any governmental authority on such Collateral Asset or on any underlying asset securing such Collateral Asset, (b) any amount received in the Collection Account (or other applicable account) representing (i) any escrows relating to Taxes in connection with Collateral Assets which are held in an escrow account for the benefit of the obligor and the applicable secured party pursuant to escrow arrangements under a Collateral Asset Document and (ii) any interest or fees (including origination, agency, structuring, management or other upfront fees) that are for the account of the applicable Person from whom the Borrower purchased such Collateral Asset, (c) any amount deposited into the Collection Account with respect to any Collateral Asset after such Collateral Asset has been included in a Permitted Refinancing Transaction and (d) any amount deposited into the Unfunded Exposure Account, the Collateral Account or the Collection Account in error (including any amounts relating to any portion of an asset sold by the Borrower and occurring after the date of such sale) . “ Excluded Taxes ” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U . S . federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10 . 13 ) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3 . 01 (a) or (c) , amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3 . 01 (e) and (d) any U . S . federal withholding Taxes imposed pursuant to FATCA . “ Facility ” has the meaning specified in the recitals hereto. “ FATCA ” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471 (b)(1) of the Code and any intergovernmental agreements implementing the foregoing (including any legislation, rules or practices adopted pursuant to such intergovernmental agreements) . “FCA” has the meaning specified in Section 3.03(c). “ Federal Funds Rate ” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the 12

“IBA” has the meaning specified in Section 3.03(c). “ ICR Determination Date ” means the fifth ( 5 th ) Business Day prior to the end of each ICR Determination Period . “ ICR Determination Period ” means in relation to any ICR Determination Date the fixed quarterly periods ending on March 31 st, June 30 th, September 30 th and December 31 st of each year, commencing on September 30 , 2020 . “ IFRS ” means international financial reporting standards applicable to private enterprises in the applicable jurisdiction, which are applicable to the circumstances as of any day . “ Impacted Loans ” has the meaning specified in Section 3.03 . “ Indebtedness ” means with respect to any Person, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (ii) all Synthetic Lease Obligations of such Person and obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (iii) all obligations of such Person in respect of acceptances issued or created for the account of such Person, letters of credit, bank guaranties, surety bonds and similar instruments, (iv) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (v) all indebtedness, obligations or liabilities of that Person in respect of derivatives ; (vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and (vii) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (i) through (vii), but expressly excluding any obligation of such Person to fund any Collateral Asset constituting a Revolving Loan or a Delayed Drawdown Loan . For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non - recourse to such Person . “ Indemnified Taxes ” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a) , Other Taxes . “ Indemnitees ” has the meaning specified in Section 10.04(b) . 14

“ Loan Notice ” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2 . 02 , which, if in writing, shall be substantially in the form of Exhibit A . “ London Banking Day ” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market. “ Make - Whole Fee End Date ” has the meaning specified in the Fee Letter. “ Make - Whole Fee Rate ” has the meaning specified in the Fee Letter. “ Management Fee ” has the meaning specified in the Investment Management Agreement. “ Markit ” has the meaning specified in Annex C . “ Material Adverse Effect ” means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a materially adverse effect on (a) the financial condition or operations of the Borrower, (b) the legality, validity or enforceability of any of the Loan Documents, (c) the right or ability of the Borrower to perform any of its obligations under any of the Loan Documents or (d) the rights or remedies of the Lender under any of the Loan Documents or of the Borrower under any material portion of the Collateral Assets (as determined by the Administrative Agent in its reasonable discretion) . “ Material Modification ” has the meaning specified in Annex C . “ Maturity Date ” means the third anniversary of the Closing Date February 18 , 2025 ; provided that if such date is not a Business Day, the Maturity Date shall be the next following Business Day . “ Moody’s ” has the meaning specified in Annex C . “ Moody’s Rating ” has the meaning specified in Annex C . “ Net Asset Value ” means an amount equal to the excess of (i) (A) the aggregate of the Assigned Values of the Collateral Assets other than Cash and Cash Equivalents plus (B) the par value of all Cash and Cash Equivalents owned by the Borrower and credited to the Unfunded Exposure Account (not to exceed the Aggregate Unfunded Amount) or the Collection Account (in each case, excluding the Excluded Amounts) over (ii) the sum of the Total Outstandings, the Aggregate Unfunded Equity Amount and other liabilities of the Borrower . “ Non - Defaulting Lender ” means, at any time, each Lender that is not a Defaulting Lender at such time. “ Non - Qualifying Assets ” has the meaning specified in Annex C . 18

“ Note ” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender to the Borrower, substantially in the form of Exhibit B . “ Obligations ” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding ; provided that, without limiting the foregoing, the Obligations include (a) the obligation to pay principal, Interest, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower . “ OFAC ” means the Office of Foreign Assets Control of the United States Department of the Treasury . “ Offer ” has the meaning specified in Annex C . “ Organization Documents ” means, (a) with respect to any company, exempted company or corporation, the charter or certificate or articles of incorporation, certificate of incorporation on change of name (if any), the bylaws and/or memorandum and articles of association (as applicable) (or equivalent or comparable constitutive documents with respect to any non - U . S . jurisdiction) ; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement ; and (c) with respect to any partnership, exempted limited partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation, registration or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation, registration or organization with the applicable Governmental Authority in the jurisdiction of its formation, registration or organization and, if applicable, any certificate or articles of formation or organization of such entity . “ Other Connection Taxes ” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document) . “Other Rate Early Opt - in” means the Administrative Agent and the Borrower have elected to replace LIBOR with a Benchmark Replacement other than a SOFR - based rate pursuant to (1) an Early Opt - in Election and (2) Section 3 . 03 (c)(ii) and clause (b) of the definition of “Benchmark Replacement” . 19

“ Pricing Source ” has the meaning specified in Annex C . “ Prime Rate ” means the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate . ” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate . Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change ; provided , that if the Prime Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement . “ Principal Balance ” has the meaning specified in Annex C . “ Principal Proceeds ” means amounts received by the Borrower with respect to a Collateral Asset that do not constitute Interest Proceeds . “ Principal Proceeds Account ” shall have the meaning specified in the Collateral Administration Agreement . “ Principal Proceeds Test ” means a test satisfied if the aggregate Current Market Value of all Eligible Collateral Assets that are included in the Borrowing Base (as determined if necessary under “Selection of Non - Qualifying Assets” in Annex B ) exceeds the product of (i) the principal amount of all outstanding Loans minus all Cash and Cash Equivalents credited to the Collection Account (after giving effect to the contemplated distribution on a pro forma basis and excluding Excluded Amounts) and (ii) 120% . “Prohibited Clients” means Persons within the categories set forth in Section 3 of Annex B, as such list may be updated from time to time upon notice from the Administrative Agent to the Borrower and with the reasonable consent of the Borrower . “ PTE ” means a prohibited transaction class exemption issued by the U . S . Department of Labor, as any such exemption may be amended from time to time . “ Public Lender ” has the meaning specified in Section 6.02 . “ QFC Credit Support ” has the meaning specified in Section 10.23 . “ Rate Determination Date ” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent ; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent) . “ Recipient ” means the Administrative Agent and any Lender, as applicable. 22

“ Register ” has the meaning specified in Section 10.06(c) . “ Regulatory Event ” means with respect to any Person (i) the issuance to such Person of an injunction or administrative order to cease and desist from causing any material violations, including, without limitation, any future violations of securities laws ; (ii) suspension of such Person from association with any broker or dealer, investment company or investment adviser for a period of one year or more ; (iii) the finding by a court or regulator, including a self - regulatory organization, that such Person made a material misstatement or material omission, with respect to capital raising and/or asset management activities conducted by such Person ; or (iv) the criminal indictment of such Person with respect to a felony unless such indictment relates to the conduct of no more than two officers or employees of a corporate Person and such Person removes any responsibility for the management of the Collateral from such officers or employees of such Person within 30 days of such indictment . “ Related Parties ” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants and representatives of such Person and of such Person’s Affiliates . “ Relevant Governmental Body ” means the Board of Governors of the Federal Reserve Board and/ System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve Board and/ System or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement , or any successor thereto . “ Required Lenders ” means, at any time, (i) the Administrative Agent and (ii) the Lenders having Commitments representing more than 50 % of the Aggregate Commitments of all Lenders . The Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time . “ Required Ratings ” has the meaning specified in Annex C . “Rescindable Amount” has the meaning as defined in Section 2.10(b)(i). “ Resignation Effective Date ” has the meaning specified in Section 9.06(a) . “ Removal Effective Date ” has the meaning specified in Section 9.06(b) . “ Responsible Officer ” means with respect to (a) the Borrower, any director or officer or any other Person who is authorized to act for the Borrower, solely for purposes of the delivery of incumbency certificates pursuant to Section 4 . 01 , the secretary or any assistant secretary of the Borrower and, solely for purposes of notices given pursuant to Article II , any other officer or employee of the Borrower or the Investment Adviser so designated by any of the foregoing officers in a notice to the Administrative Agent and (b) the Collateral Administrator, any officer, employee or agent of the Collateral Administrator who is involved in the day to day administration of the duties of the Collateral Administrator under the Collateral Administration Agreement or is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request, order 23 or certificate in question, in each case relating to the Collateral Administration Agreement . Any document delivered hereunder or under the Collateral Administration Agreement that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower . “ Restricted Payment ” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof) . For the avoidance of doubt, payments and reimbursements of the Excluded Amounts shall not constitute Restricted Payments . “ Restricted Payments Certificate ” means a certificate substantially in the form of Exhibit F . “ Revolving Loan ” has the meaning specified in Annex C . “ S&P ” has the meaning specified in Annex C . “ S&P Rating ” has the meaning specified in Annex C . “ Sale Agreement ” means the Sale Agreement dated as of even date herewith, among Borrower and the Borrower Parent . “ Same Day Funds ” means immediately available funds in Dollars. “ Sanction(s) ” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“ HMT ”) or other relevant sanctions authority . “ Scheduled Unavailability Date ” has the meaning specified in Section 3 . 03 . “ SEC ” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions . “ Second Lien Bank Loan ” has the meaning specified in Annex C . “ Second Unused Amount ” has the meaning specified in the Fee Letter. “ Secured Parties ” means the Lenders and the Administrative Agent. “ Securities Act ” means the United States Securities Act of 1933, as amended. 24

“ Security Agreement ” means the Security Agreement between the Administrative Agent and the Borrower, dated as of even date herewith . “ SOFR ” means, with respect to any day means Business Day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8 : 00 a . m . (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body . “ SOFR - Based Rate ” means SOFR or Term SOFR . Early Opt - in” means the Administrative Agent and the Borrower have elected to replace LIBOR pursuant to (1) an Early Opt - in Election and (2) Section 3 . 03 (c)(i) and clause (b) of the definition of “Benchmark Replacement” . “ Special Purpose Entity Requirements ” means the obligations of the Borrower to comply with the provisions set forth in Annex D . “ Special Situation Asset ” has the meaning specified in Annex C . “ Spot Rate ” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11 : 00 a . m . on the date two Business Days prior to the date as of which the foreign exchange computation is made ; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency . “ Stale Participation ” means any Bank Loan that is a Participation Interest as of any date that is more than 60 days and fewer than 91 days after the date of acquisition of such Participation Interest by the Borrower under the Sale Agreement . “ Structured Finance Security ” has the meaning specified in Annex C . “ Successor Rate ” has the meaning specified in Section 3 . 03 (c) . “ Successor Rate Conforming Changes ” means, with respect to any proposed Successor Rate, any conforming changes to the definitions of “ Base Rate ”, “ Interest Period ”, the timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be determined by the Administrative Agent, in the discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption and implementation of such Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines in consultation with the Borrower that adoption of any portion 25 of such market practice is not administratively feasible or that no market practice for the administration of such Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower is reasonably necessary in connection with the administration of this Agreement) . “ Supported QFC ” has the meaning specified in Section 10.23 . “ Synthetic Lease Obligation ” means the monetary obligation of a Person under (a) a so - called synthetic, off - balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment) . “ Taxes ” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto . “ Term SOFR ” means , for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward - looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “ Interest Period ” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body , in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion . “ Total Outstandings ” means the aggregate Outstanding Amount of all Loans . “ Type ” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan . “ UCC ” has the meaning specified in the Security Agreement. “ Unfunded Exposure Account ” has the meaning specified in the Collateral Administration Agreement. “ Unfunded Exposure Amount ” has the meaning specified in Annex C . “ Unfunded Exposure Equity Amount ” has the meaning specified in Annex C . “ United States ” and “ U.S. ” mean the United States of America. “ U.S. Person ” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code. “ US Special Resolution Regimes ” has the meaning specified in Section 10.23 . 26 to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person . Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a subsidiary, joint venture or any other like term shall also constitute such a Person or entity) . Section 1.03 Accounting Terms . All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, the Applicable Accounting Standard applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein . Section 1.04 Rounding . Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding - up if there is no nearest number) . Section 1.05 Times of Day . Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable) . Section 1.06 Business Day Convention . Unless otherwise specified, in the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day . Section 1.07 Interest . The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission , unavailability or discontinuation of any other matter related to the rates in the definition of “Eurocurrency Rate” or the administration or submission of with respect to any rate that is an alternative or replacement for or successor rate thereto to any Eurocurrency Rate or Successor Rate of such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Successor Rate Benchmark Replacement Conforming Changes . 28

(A) a Permitted Refinancing Transaction , (B) the inability to determine a Successor Rate by the Scheduled Unavailability Date or if the utilization of the Eurocurrency Rate shall be suspended pursuant to Section 3 . 03 hereof for greater than ten Business Days or ( C) B) the Administrative Agent or any Lender has sought reimbursement or indemnity under Section 3 . 01 , Section 3 . 04 , Section 3 . 05 , and Section 10 . 04 (b) . (c) Other Fees . (i) The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter . Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever . (ii) The Borrower shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. Section 2.08 Computation of Interest and Fees . All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed . All other computations of fees and interest shall be made on the basis of a 360 - day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 - day year) . Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2 . 10 (a) , bear interest for one day . Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error . Section 2.09 Evidence of Debt . The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business in accordance with its usual practice . The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon . Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations . In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error . Upon the written request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrower in addition to such accounts or 34 any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (i) Payments by Borrower ; Presumptions by Administrative Agent . Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due . In such event, if With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the Borrower has not in fact made such payment , ; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed) ; or (3) the Administrative agent has for any reason otherwise erroneously made such payment ; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on written demand the amount Rescindable Amount so distributed to such Lender , in Same Day Funds immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation . A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection clause (b) shall be conclusive, absent manifest error. (c) Failure to Satisfy Conditions Precedent . If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in the foregoing provisions of this Article II , and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest . (d) Obligations of Lenders Several . The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10 . 04 (c) are several and not joint . The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10 . 04 (c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10 . 04 (c) . (e) Funding Source . Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner . 36

Section 2.13 Discretionary Sales . The Borrower shall have the right to sell all or a portion (including, for the avoidance of doubt, pursuant to participation agreements or other agreements to effectuate assignments following an initial transfer of a participation interest or other portion of a Collateral Asset) of the Collateral Assets (each, a “ Discretionary Sale ”), subject to the following terms and conditions : (a) Immediately after giving effect to such Discretionary Sale: (i) no Borrowing Base Deficiency Amount exists or would occur as a result of such Discretionary Sale ; provided that the Borrower may sell Collateral Assets as necessary to facilitate a cure of a Borrowing Base Deficiency (and any Default arising therefrom) in accordance with Section 2 . 03 (b) ; (ii) no Default or Event of Default shall have occurred and be continuing; and (iii) on the date of such Discretionary Sale, all proceeds from such Discretionary Sale (x) will be deposited directly into the Collection Account and (y) with respect to any sold Collateral Asset, will be in Dollars . (b) In connection with any Discretionary Sale, following deposit of all proceeds from such Discretionary Sale into the Collection Account, the Administrative Agent shall be deemed to release and transfer to the Borrower all of the right, title and interest of the Administrative Agent for the benefit of the Secured Parties in, to and under such Collateral Asset(s) and related Collateral subject to such Discretionary Sale and such portion of the Collateral so transferred shall be released from the Lien of the Security Agreement . (c) Notwithstanding anything to the contrary in this Section 2 . 13 , the Borrower is at all times permitted to sell any Collateral Asset to an Approved Dealer in order to cure any Borrowing Base Deficiency in accordance with Section 2 . 03 (b) so long as no Default or Event of Default would otherwise occur or be continuing after giving effect thereto . Section 2.14 Increase of Aggregate Commitments . The Borrower may, with the prior written consent of the Administrative Agent and each Lender (which consent may be conditioned on one or more conditions precedent in its sole discretion), (i) increase the Commitment of the existing Lenders (pro rata), (ii) add additional Lenders and/or (iii) increase the Commitment of any Lender, in each case which shall increase the Aggregate Commitments by the amount of the Commitment of each such existing or additional Lender ; provided that such increase does not cause the Aggregate Commitments to exceed $ 500 , 000 , 000 ; provided further that, notwithstanding the foregoing or anything to the contrary contained in any Loan Document, so long as no Borrowing Base Deficiency exists and no Default or Event of Default has occurred and is continuing, the Commitments of the existing Lenders shall be increased (pro rata) on the one - month anniversary of the Closing Date such that the Aggregate Commitments equal to $ 400 , 000 , 000 725 , 000 , 000 . 39

Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof . (c) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that Document : (i) adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for any requested Interest Period, including, without limitation, because LIBOR is not available or published on a current basis and such circumstances are unlikely to be temporary ; or On March 5 , 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1 - week, 1 - month, 2 - month, 3 - month, 6 - month and 12 - month U . S . dollar LIBOR tenor settings . On the earliest of (A) the date that all Available Tenors of U . S dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30 , 2023 and (C) the Early Opt - in Effective Date in respect of a SOFR Early Opt - in, if the then - current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document . If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis . (ii) the administrator of LIBOR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable Eurocurrency Rate or LIBOR shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “ Scheduled Unavailability Date ”); or (A) Upon (x) the occurrence of a Benchmark Transition Event or (y) a determination by the Administrative Agent that neither of the alternatives under clause (a) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then - current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5 th ) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written 47 notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error) ; provided that solely in the event that the then - current Benchmark at the time of such Benchmark Transition Event is not a SOFR - based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (a) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available . (iii) syndicated loans currently being executed, or existing syndicated loans that include language similar to that contained in this Section 3 . 03 , are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace any applicable Eurocurrency Rate, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing the Eurocurrency Rate with (x) one or more SOFR - Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U . S . dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U . S . dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “ Adjustment ; ” and any such proposed rate, a “ Successor Rate ”) . Notwithstanding anything to the contrary in Section 10 . 01 , any such amendment shall become effective at 5 : 00 p . m . (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace the Eurocurrency Rate with a rate described in clause (x) , object to the Adjustment ; or (B) in the case of an amendment to replace the Eurocurrency Rate with a rate described in clause (y) , object to such amendment ; provided that for the avoidance of doubt, in the case of clause (A) , the Required Lenders shall not be entitled to object to any SOFR - Based Rate contained in any such amendment . Such Successor Rate shall be applied in a manner consistent with market practice ; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in consultation with the Borrower . If no Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender . Thereafter, (x) the obligation of the Lenders to make 48

(B) On the Early Opt - in Effective Date in respect of an Other Rate Early Opt - in, the Benchmark Replacement will replace the Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document . (iii) At any time that the administrator of the then - current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or maintain Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate . Upon receipt of such notice publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored , the Borrower may revoke any pending request for a Borrowing borrowing of, or conversion to or continuation of Eurocurrency Rate , Loans ( to the extent be made or converted that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the affected Eurocurrency Rate Loans or Interest Periods) or Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and , failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of borrowing of or conversion to Base Rate Loans (subject to . During the period referenced in the foregoing clause (y) ) in the amount specified therein . Notwithstanding anything else herein, any definition sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Successor Base Rate shall provide that in no event shall such Successor Rate be less than zero for purposes of this Agreement . (iv) In connection with the implementation and administration of a Successor Rate Benchmark Replacement , the Administrative Agent in consultation with the Borrower will have the right to make Successor Rate Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Successor Rate Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement ; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective . (v) The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes . Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3 . 03 (c), including any determination with respect to a tenor, rate or adjustment or 49 of the occurrence or non - occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3 . 03 (c) . (vi) At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then - current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non - representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings . Section 3.04 Increased Costs; Reserves on Eurocurrency Rate Loans . (a) Increased Costs Generally . If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3 . 04 (e) , other than as set forth below) ; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto ; or (iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or participation therein ; and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon the written request of such Lender, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender, for such additional costs incurred or reduction suffered ; provided that such amount or amounts shall be no greater than that which such Lender is generally claiming from its other borrowers similarly situated to the Borrower, as reasonably evidenced to the Borrower at the time such amount is requested . Notwithstanding anything to the contrary in this Section 3 . 04 , the Borrower shall not be required to compensate any Lender pursuant to this Section 3 . 04 for any amounts incurred more than 180 - days prior to the date that such Lender notifies the Borrower of such affected Person’s intention to claim compensation therefor, except that if the event giving rise to such request for compensation is retroactive, then such 180 - day period will be extended to include the period of the retroactive effect thereof . 50

Section 9 . 10 Collateral Matters . Without limiting the provisions of Section 9 . 09 , the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and Payment in Full of the Obligations, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01 , if approved, authorized or ratified in writing by the Required Lenders; and (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7 . 01 (i) . Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 9 . 10 . The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral . Section 9 . 11 Indemnification . The Lenders agree to indemnify the Administrative Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower or the Servicer under the Loan Documents, and without limiting the obligation of such Persons to do so in accordance with the terms of the Loan Documents), ratably according to the Outstanding Amounts of their Loans from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for the Administrative Agent or the affected Person in connection with any investigative, or judicial proceeding commenced or threatened, whether or not the Administrative Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Loan Documents or any other document furnished in connection herewith or therewith . Section 9 . 12 Recovery of Erroneous Payments . Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative 78

Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation . Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount . The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount . Section 9.13 Section 9.12 ERISA . (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or the Borrower Parent, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of 29 CFR † 2510 . 3 - 101 , as modified by Section 3 (42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Commitments, or this Agreement ; (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84 - 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95 - 60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90 - 1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91 - 38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96 - 23 (a class exemption for certain transactions determined by in - house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement ; (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84 - 14 ), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub - sections (b) through (g) of Part I of PTE 84 - 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84 - 14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement ; or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender . 79

(b) In addition, unless sub - clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub - clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or the Borrower Parent, that none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto) . ARTICLE X MISCELLANEOUS Section 10 . 01 Amendments, Etc . Except in connection with the adoption of a Successor Rate Benchmark Replacement , no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders , and the Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given ; provided , however , that no such amendment, waiver or consent shall : (a) waive any condition set forth in Section 4 . 01 (a) without the written consent of each Lender ; (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8 . 02 ) without the written consent of such Lender ; (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby ; (d) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 10 . 01 ) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Interest Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby ; provided , however , that only the consent of the Required Lenders shall be necessary to amend the definition of “ Default Rate ” or to waive any obligation of the Borrower to pay interest at the Default Rate and, for the avoidance of doubt, this clause (d) shall not apply in the case of an amendment to adopt a Successor Rate Benchmark Replacement ; 80 and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b) . (b) Electronic Communications . Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e - mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication . The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications . Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e - mail address shall be deemed received upon sending, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e - mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor ; provided that, for both clauses (i) and (ii) , if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient . (c) The Platform . Borrower hereby acknowledges that (i) the Administrative Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “ Borrower Materials ”) by posting the Borrower Materials on DebtDomain, IntraLinks, Syndtrak SyndTrak or another similar electronic system (the “ Platform ”) and (ii) certain of the Lenders (each, a “ Public Lender ”) may have personnel who do not wish to receive material non - public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market - related activities with respect to such Persons’ securities . Borrower hereby agrees that (A) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof ; (B) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat such Borrower Materials as not containing any material non - public information with respect to Borrower or its securities for purposes of United States Federal and state securities laws ( provided , however , that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10 . 07 ) ; (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information ; ” and (D) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information . ” THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE . ” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR 82

COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS . NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON - INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM . In no event shall the Administrative Agent or any of its Related Parties (collectively, the “ Agent Parties ”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the platform, any other electronic platform or messaging service, or through the Internet . Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law , including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non - public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Laws . (d) Effectiveness of Facsimile of Electronic Mail Documents . Loan Documents may be transmitted by facsimile or electronic mail . The effectiveness of any such documents and signatures shall, subject to Applicable Law , have the same force and effect as manually - signed originals and shall be binding on the Borrower, the Administrative Agent and the Lenders . The Administrative Agent may also require that any such documents and signatures be confirmed by a manually - signed original thereof ; provided , however , that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or electronic mail document or signature . The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper - based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act ; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it . (e) Change of Address, Etc . The Borrower and the Administrative Agent may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto . Each other Lender may change 83 outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $ 500 , 000 . 00 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed) . (ii) Proportionate Amounts . Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned ; (iii) Required Consents . No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition, the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender . (iv) Assignment and Assumption . The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $ 3 , 500 ; provided , however , that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment . The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire . (v) No Assignment to Certain Persons . No such assignment or participation shall be made (A) to the Borrower or any of the Borrower’s Affiliates, (B) to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) , (C) unless a Default or an Event of Default has occurred and is continuing, any Palmer Square Competitor or (D) to a natural Person (any such Person described in clause (A), (B), (C) or (D), a “ Disqualified Lender ”) . (vi) Certain Additional Payments . In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans accordance with its Applicable 88

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written. PALMER SQUARE BDC FUNDING I LLC , as Borrower By: Name: Title: S - 1

Applicable Percentage Bank of America, N.A. $475,000,000 $725,000,000 100.000000000% Total $475,000,000* $725,000,000 100.000000000% Lender Total Commitment * so long as no Borrowing Base Deficiency exists and no Default or Event of Default has occurred and is continuing, pursuant to Section 2.14 , the Commitments of the existing Lenders shall be increased (pro rata) on the one - month anniversary of the Closing Date such that the Aggregate Commitments equal to $400,000,000. SCHEDULE 2.01 COMMITMENTS AND APPLICABLE PERCENTAGES Schedule 2.01 - 1

SCHEDULE 5.07 CERTAIN CONTRACTUAL OBLIGATIONS None. Schedule 5.07 - 1

Palmer Square BDC Funding I LLC 7810674 Delaware c/o Corporation Service Company 251 Little Falls Drive, Wilmington, New Castle County Delaware 19808 1900 Shawnee Mission Parkway, Suite 315 Mission Woods, KS 66205 None 1900 Shawnee Mission Parkway, Suite 315 Mission Woods, KS 66205 Schedule 5.15 - 1 Legal Name: Identification Number: Jurisdiction of Organization: Registered Office: Place of Business Former Legal Name: Investment Adviser Place of Business/ Chief Executive Office: U.S. Taxpayer Identification Number (Borrower) U.S. Taxpayer Identification Number (Borrower Parent) SCHEDULE 5.15 IDENTIFICATION INFORMATION OF BORROWER AND BORROWER PARENT 84 - 3665200 84 - 3665200

SCHEDULE 10.02 ADMINISTRATIVE AGENT’S OFFICE; CERTAIN ADDRESSES FOR NOTICES BORROWER: Palmer Square BDC Funding I LLC 1900 Shawnee Mission Parkway Suite 315 Mission Woods, KS 66205 with a copy to: Palmer Square BDC Advisor LLC 1900 Shawnee Mission Parkway Suite 315 Mission Woods, KS 66205 Attention: Investor Relations Email: investorrelations@palmersquarecap.com with a copy to: Dechert LLP 100 North Tryon Street, Suite 4000 Charlotte NC, 28202 ADMINISTRATIVE AGENT: Administrative Agent’s Office (for payments and Requests for Borrowings): Bank of America, N.A. Street Address: 101 S Tryon Street Mail Code: NC1 - 002 - 15 - 61 Charlotte, NC 28255 Attention: Bank of America Credit Services Telephone: 980 - 386 - 6893 Facsimile No: 704 - 310 - 3109 Electronic Mail: dg.baml - clo - revolver@baml.com Payment Instructions USD Bank of America, N.A. ABA#: 026 - 009 - 593 Corporate Credit Services Schedule 10.02 - 1

EXHIBI T A FORM OF LOAN NOTICE Date : , To : Bank of America, N . A . , as Administrative Agent Ladies and Gentlemen : Reference is made to that certain Credit Agreement, dated as of February 18 , 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “ Agreement ; ” the terms defined therein being used herein as therein defined), among Palmer Square BDC Funding I LLC, as borrower (the “ Borrower ”), the Lenders from time to time party thereto, and Bank of America, N . A . , as Administrative Agent . The Investment Adviser, on behalf of the Borrower, hereby requests (select one) : A Borrowing of Loans A conversion or continuation of Loans 1. On (a Business Day) . 2. In the amount of . 3. Comprised of . [Type of Loan requested] 4. For Eurocurrency Rate Loans: with an Interest Period of [one / three] months. The Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement. The Investment Adviser hereby certifies that the conditions specified in Section 4.02 of the Agreement will be satisfied on and as of the date of the applicable Borrowing. Borrower Certification . The Investor Adviser, on behalf of the Borrower, hereby certifies that after giving effect to such Borrowing : (A) (i) no Borrowing Base Deficiency will exist and (ii) no Default or Event of Default would occur or be continuing, in each case based on the most recent Borrowing Base determination received from the Administrative Agent and (B) in the case of any Loan, the proceeds of such Loan will be used solely for Permitted Uses and, in the case that such proceeds will be used to purchase a Collateral Asset or to fund a commitment on a Revolving Loan or Delayed Drawdown Loan, no Borrowing Base Deficiency would exist after giving effect to such purchase or funding on a pro forma basis . [Remainder of page intentionally left blank.] A - 1 Form of Loan Notice

EXHIBI T B FORM OF NOTE FOR VALUE RECEIVED, the undersigned (the “ Borrower ”) hereby promises to pay to or registered assigns (the “ Lender ”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of February 18 , 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “ Agreement ; ” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N . A . , as Administrative Agent . The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement . All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars and in Same Day Funds at the Administrative Agent ’ s Office for such currency . If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon written demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement . This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein . This Note is also secured by the Collateral . Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement . Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business . The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto . The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non - payment of this Note . [Remainder of page intentionally left blank.] B - 1 Form of Note

EXHIBIT C - 1 FORM OF ASSIGNMENT AND ASSUMPTION This Assignment and Assumption (this “ Assignment and Assumption ”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] 1 Assignor identified in item 1 below ( [the][each, an] “ Assignor ”) and [the][each] 2 Assignee identified in item 2 below ( [the][each, an] “ Assignee ”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] 3 hereunder are several and not joint.] 4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “ Credit Agreement ”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees] , and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors] , subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount [s] and equal to the percentage interest [s] identified below of all the outstanding rights and obligations under the respective facilities identified below and (ii) to the extent permitted to be assigned under Applicable Law , all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “ Assigned Interest ”) . Each such sale and assignment is without recourse to 1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language . If the assignment is from multiple Assignors, choose the second bracketed language . 2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language . If the assignment is to multiple Assignees, choose the second bracketed language . 3 Select as appropriate . 4 Include bracketed language if there are either multiple Assignors or multiple Assignees. C - 1 - 1 Form of Assignment and Assumption

8. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable): Pay to : Bank Name: ABA #: City: State: Account #: Account Name: Attention: Use Lender’s US Dollars Wire Payment Instructions in Section #6 above? YES NO 9. Lender’s Organizational Structure and Tax Status Please refer to the enclosed withholding tax instructions below and then complete this section accordingly: Lender Taxpayer Identification Number (TIN): - Tax Withholding Form Delivered to Bank of America (check applicable one): W - 9 W - 8BEN W - 8BEN - E W - 8ECI W - 8EXP W - 8IMY Tax Contact: First : M I: Last: Title: Street Address: Suite/ Mail Code: City: State: C oun t r y : Facsi m ile: Pos t al C ode: Telephone: E - Mail Address: SyndTrak E - Mail Address: NON – U.S. LENDER INSTITUTIONS 1. Corporations: If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W - 8BEN (Certificate of Foreign Status of Beneficial Owner) or Form W - 8BEN - E, b.) Form W - 8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W - 8EXP (Certificate of Foreign Government or Governmental Agency). A U.S. taxpayer identification number is required for any institution submitting a Form W - 8 ECI. It is also required on Form W - 8BEN or Form W - 8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted. C - 2 - 6 Form of Administrative Questionnaire

EXHIBIT D - 2 FORM OF COMPLIANCE CERTIFICATE (BORROWER) Financial State m ent Date : , To : Bank of America, N . A . , as Administrative Agent Ladies and Gentlemen : Reference is made to that certain Credit Agreement, dated as of February 18 , 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “ Agreement ; ” the terms defined therein being used herein as therein defined), among Palmer Square BDC Funding I LLC, as borrower (the “ Borrower ”), the Lenders from time to time party thereto, and Bank of America, N . A . , as Administrative Agent . The undersigned hereby certifies, as an officer and not in his/her individual capacity, as of the date hereof that he/she is the of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent in such capacity on the behalf of the Borrower, and that : [Use following paragraph for monthly reports] 1. The Borrower (or Borrower Parent) has delivered performance returns and the Net Asset Value and, if any, the supporting calculations thereof required by Section 6 . 01 (c) of the Agreement for the month of the Borrower ended as of the above date . Such performance returns and the Net Asset Value and supporting calculations thereof are true, accurate and complete in every material respect . 2. The Borrower hereby certifies that (i) no Borrowing Base Deficiency exists and (ii) no Default or Event of Default would occur or be continuing, in each case based on the most recent Borrowing Base determination received from the Administrative Agent . [Use following paragraphs for annual reports] 1. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the Borrower Parent’s annual financial statements . 2. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its material obligations under the Loan Documents, and [For all reports select one:] [to the best knowledge of the undersigned, (i) during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to D - 2 - 1 Form of Compliance Certificate (Borrower)

it including without limitation the covenants and conditions specified in Sections 6 . 13 , 7 . 07 and 7 . 11 of the Agreement and (ii) no Default has occurred and is continuing . ] -- or -- [to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status : ] 4 3 . The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of Borrower that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct (in all material respects, or as so qualified, as applicable) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct (in all material respects, or as so qualified, as applicable) as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5 . 05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b) , respectively, of Section 6 . 01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered . IN WITNESS WHEREOF, the undersigned has executed this Certificate as of , , in his/her capacity as an officer of Borrower and not in his/her individual capacity. [ ] By : Name : Title : D - 2 - 2 Form of Compliance Certificate (Borrower)

EXHIBIT E - 1 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement dated as of February 18 , 2020 (as amended, supplemented or otherwise modified from time to time, the “ Credit Agreement ”), among Palmer Square BDC Funding I LLC, as borrower (the “ Borrower ”), and each Lender from time to time party thereto . Pursuant to the provisions of Section 3 . 01 (e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881 (c)(3)(A) of the Code, (iii) it is not a ten - percent shareholder of the Borrower Parent within the meaning of Section 871 (h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower Parent as described in Section 881 (c)(3)(C) of the Code . The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non - U . S . Person status on IRS Form W - 8 BEN (including, if applicable, IRS Form W - 8 BEN - E) . By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments . The undersigned shall furnish the Borrower and the Administrative Agent with any successor version of the IRS Form W - 8 BEN if and when such form is published . Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement . [NAME OF LENDER] By: Name: Title: Date: , 20 [ ] E - 1 - 1 Form of U.S. Tax Compliance Certificate

EXHIBIT E - 2 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement dated as of February 18 , 2020 (as amended, supplemented or otherwise modified from time to time, the “ Credit Agreement ”), among Palmer Square BDC Funding I LLC, as borrower (the “ Borrower ”), and each Lender from time to time party thereto . Pursuant to the provisions of Section 3 . 01 (e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881 (c)(3)(A) of the Code, (iii) it is not a ten - percent shareholder of the Borrower Parent within the meaning of Section 871 (h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower Parent as described in Section 881 (c)(3)(C) of the Code . The undersigned has furnished its participating Lender with a certificate of its non - U . S . Person status on IRS Form W - 8 BEN (including, if applicable, IRS Form W - 8 BEN - E) . By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments . The undersigned shall furnish such Lender with any successor version of the IRS Form W - 8 BEN if and when such form is published . Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement . [NAME OF PARTICIPANT] By: Name: Title: Date: , 20 [ ] E - 2 - 1 Form of U.S. Tax Compliance Certificate

EXHIBIT E - 3 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement dated as of February 18 , 2020 (as amended, supplemented or otherwise modified from time to time, the “ Credit Agreement ”), among Palmer Square BDC Funding I LLC, as borrower (the “ Borrower ”), and each Lender from time to time party thereto . Pursuant to the provisions of Section 3 . 01 (e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881 (c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten - percent shareholder of the Borrower Parent within the meaning of Section 871 (h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower Parent as described in Section 881 (c)(3)(C) of the Code . The undersigned has furnished its participating Lender with IRS Form W - 8 IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption : (i) an IRS Form W - 8 BEN (including, if applicable, IRS Form W - 8 BEN - E) or (ii) an IRS Form W - 8 IMY accompanied by an IRS Form W - 8 BEN (including, if applicable, IRS Form W - 8 BEN - E) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption . By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments . The undersigned shall furnish such Lender with any successor version of the IRS Form W - 8 IMY and any accompanying IRS Forms W - 8 IMY and/or W - 8 BEN if and when such forms are published . Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement . [NAME OF PARTICIPANT] By: Name: Title: Date: , 20 [ ] E - 3 - 1 Form of U.S. Tax Compliance Certificate

EXHIBIT E - 4 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Credit Agreement dated as of February 18 , 2020 (as amended, supplemented or otherwise modified from time to time, the “ Credit Agreement ”), among Palmer Square BDC Funding I LLC, as borrower (the “ Borrower ”), and each Lender from time to time party thereto . Pursuant to the provisions of Section 3 . 01 (e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881 (c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten - percent shareholder of the Borrower Parent within the meaning of Section 871 (h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower Parent as described in Section 881 (c)(3)(C) of the Code . The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W - 8 IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption : (i) an IRS Form W - 8 BEN (including, if applicable, IRS Form W - 8 BEN - E) or (ii) an IRS Form W - 8 IMY accompanied by an IRS Form W - 8 BEN (including, if applicable, IRS Form W - 8 BEN - E) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption . By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments . The undersigned shall furnish the Administrative Agent and the Borrower with any successor version of the IRS Form W - 8 IMY and any accompanying IRS Forms W - 8 IMY and/or W - 8 BEN if and when such forms are published . Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement . [NAME OF LENDER] By: Name: Title: E - 4 - 1 Form of U.S. Tax Compliance Certificate

EXHIBIT G FORM OF FOREIGN OBLIGOR NOTICE [addressed to obligor or administrative agent of Foreign Loan] You are hereby notified by Palmer Square BDC Funding I LLC that (1) all right, title and interest in the obligations of [specify borrower] under the [principal and or commitment amount] of [specify Foreign Loan title] which has acquired pursuant to an Assignment and Assumption Agreement between [ ] and [specify assignor] dated as of [specify date] (the “ Pledged Loan Interest ”) is subject to a pledge and security interest (the “ Pledge ”) granted by Palmer Square BDC Funding I LLC in favor of Bank of America, National Association under a Security Agreement and a related Credit Agreement, each dated as of February 18 , 2020 (together, as each may be amended from time to time, the “ Pledge Documentation ”) and (2) the Pledge may not be released, and the Pledged Loan Interest cannot be sold or otherwise transferred by Palmer Square BDC Funding I LLC, other than in compliance with the Pledge Documentation . ] G - 1 Form of Foreign Obligor Notice

ANNEX B Part 1 . Eligibility Criteria . A Collateral Asset shall be an Eligible Collateral Asset for purposes of the Borrowing Base if, unless waived by the Administrative Agent as of any date of determination : a. Such Collateral Asset is a First Lien Bank Loan or a Second Lien Bank Loan and is not a bond or other security ; b. Such Collateral Asset is priced on such date by at least two independent sources as evidenced by data from the applicable Pricing Source (or if such data is not readily available, as evidenced by screenshots of quotations from any Approved Dealer through (x) Bloomberg or (y) other customary trade - quote platform regularly employed by the Investment Adviser in the ordinary course of business, in each case acceptable to the Administrative Agent in its sole discretion) ; provided that if such Collateral Asset is not so priced on any such date that is a Business Day, then this clause (b) shall be deemed satisfied if the Borrower within (x) one Business Day of any such failure, notifies the Administrative Agent of its intent to provide such evidence and (y) within two Business Day of any such failure, provides such evidence ; provided further that, for the avoidance of doubt, a Collateral Asset that fails to be priced as of any given date in accordance with this clause (b) may subsequently satisfy this clause (b) if it satisfies such requirement as of any later date or the Borrower otherwise provides evidence of bids as specified in the foregoing proviso ; c. Such Collateral Asset is denominated in Dollars; d. Such Collateral Asset has a Current Market Value on the date it is added as a Collateral Asset of at least 80 % of its par value (excluding accrued interest) ; e. Such Collateral Asset is freely transferable, including, without limitation, that (x) if such Collateral Asset is in the form of a security, no registration is required under the Securities Act (including pursuant to Regulation S or Rule 144 A) or other applicable securities laws and (y) such Collateral Asset is not subject to any condition to or restriction on the ability of the holder thereof to sell, pledge, assign, or otherwise transfer such Collateral Asset or to exercise or enforce the provisions thereof or of any document related thereto whether set forth in such Collateral Asset itself or in any document related thereto, other than such as both (i) are usual and customary for similar loans and (ii) do not prevent the Administrative Agent from taking security over such Collateral Asset or otherwise impair any right or remedy of the Administrative Agent thereunder, it being understood that any condition or restriction that, after giving effect to the applicable anti - assignment provisions of the Uniform Commercial Code or other applicable law, is ineffective shall not itself negatively affect a determination of whether a Collateral Asset is freely transferable ; f. Such Collateral Asset is not a Structured Finance Security; g. As of the first day on which such Collateral Asset is included as an Eligible Collateral Asset, such Collateral Asset is a B Asset ; provided that (i) the absence of a rating by any Annex B - 1 rating agency will not be deemed to be a lower rating for purposes of this test and (ii) up to 5 . 0 % of the Aggregate Assigned Value (based on the Assigned Value of the relevant Eligible Collateral Assets) may consist of Eligible Collateral Assets that are rated below “B 3 ” but not lower than “Caa 2 ” by Moody’s or below “B - ” but not lower than “CCC” by S&P ; h. Such Collateral Asset has an S&P Rating or, if no S&P Rating is available, a Moody’s Rating ; provided that, in either case, if such rating is a private or syndicate rating, such rating has been confirmed within the immediately preceding 12 months ; i. Such Collateral Asset does not have an S&P Rating below “CCC” or, if no S&P Rating is available, a Moody’s Rating below “Caa 2 ” ; j. Such Collateral Asset is Performing; k. The par amount of such Collateral Asset owned by the Borrower does not exceed 10 % of the then - current tranche size with respect to such Collateral Asset ; l. The original aggregate loan facility amount corresponding to such Collateral Asset is at least $ 300 , 000 , 000 (including all tranches and drawn and undrawn commitments secured by the same collateral) ; m. The obligor with respect to such Collateral Asset (i) is domiciled in the United States or Canada and (ii) is not a Prohibited Client (as such term is defined as of the date such asset is added as a Collateral Asset) ; n. Such Collateral Asset is not Affected Collateral; o. Sufficient information is provided by the obligor and any applicable rating agencies in respect of such Collateral Asset pursuant to the Collateral Asset Documents for the calculation and monitoring of whether a Collateral Asset Trigger Event has occurred in relation to such Collateral Asset ; p. Such Collateral Asset has a term to stated maturity that does not exceed eight years; q. Except for a Delayed Drawdown Loan or Revolving Loan, such Collateral Asset is not an obligation pursuant to which any future advances or payments to the borrower or the obligor thereof may be required to be made by the Borrower ; r. Payments on such Collateral Asset are not subject to withholding tax (other than withholding taxes imposed under FATCA) if owned by the Borrower unless the issuer or obligor or other Person (and guarantor, if any) is required to make “gross - up” payments that cover the full amount of any such withholding taxes ; and s. The Borrower has directed the underlying administrative agent for such Collateral Asset to send all payments of principal and interest and any other proceeds in respect thereof to the applicable Collection Account as provided in Section 6 . 17 of the Credit Agreement ; and Annex B - 2

t . The proceeds of such Collateral Asset will not be used to finance the activities of a Prohibited Client (as such term is defined as of the date such asset is added as a Collateral Asset) . Annex B - 3

Annex B - 5 or more Eligible Collateral Assets have the same Assigned Value Percentage, the Eligible Collateral Asset that would (if it were not a Non - Qualifying Asset) have the lower Advance Rate will be selected for inclusion in the Non - Qualifying Assets . Any excess of Eligible Collateral Assets deemed to be included in the CCC Excess will be selected on the same basis as Non - Qualifying Assets . Settlement Date Basis . All determinations of whether an asset is to be included for purposes of determination of the Borrowing Base, any Eligibility Criteria or any Portfolio Criteria will be on a settlement - date basis (meaning that any asset that has been purchased will not be treated as a Collateral Assets until such purchase has settled, and any Collateral Asset which has been sold will not be excluded as a Collateral Asset until such sale has settled) ; provided that no asset shall be included as a Collateral Asset to the extent it has not been paid for in f ull .

Part 3. Prohibited Clients a. Anonymous Accounts; b. Arctic : Oil and gas exploration or production in the Arctic (via project or asset specific finance) ; c. Child Labor, Forced Labor, Human Trafficking; d. Countries Closed for Business; e. Cryptocurrency / Cryptocurrency Businesses; f. Illegal Purpose; g. Individuals who are Employed by Embassies, Consulates or Permanent Missions of a Designated Jurisdiction ; h. Manufacturers of Military Style Firearms Made Available for Civilian Use (Prohibited for credit relationships except as described in the Supplement) ; i. “Marijuana Related Businesses (“MRB”)” : A company (a) whose primary business is, or whose primary source of revenue is directly derived from the sale of, trade in, cultivation of or marketing of, marijuana ; or (b) that is categorized as or deemed to be a "Marijuana Related Business" under applicable law . (Prohibited : U . S . Direct MRBs and Non - U . S . Direct MRBs operating in violation of applicable law) ; j. Non - Operating Bearer Share Entities; k. Payable Through Accounts; l. Predatory Lenders; m. Private Prisons and Detention Centers (U.S. Only); n. Sanctioned Persons (OFAC Sanctions); o. Shell Banks; p. Speculative Purposes (with no clear source of repayment); and q. Transactions Designed to Manipulate Financial Results. Annex B - 6

ANNEX C DEFINITIONS RELATING TO COLLATERAL ASSETS “ Affected Collateral ” means any Collateral Asset with respect to which (i) the Administrative Agent fails for any reason to have a perfected security interest in accordance with the terms of the Security Agreement or (ii) any event has occurred that affects or impairs the rights and remedies of the Borrower with respect to such Collateral Asset . “ Aggregate Assigned Value ” means the aggregate of the Assigned Values of each Eligible Collateral Asset (whether or not included in the Borrowing Base) plus the par value of all Cash and Cash Equivalents owned by the Borrower and credited to the Collection Account (excluding Excluded Amounts) ; provided that the Aggregate Assigned Value shall be deemed to be an amount equal to the Aggregate Commitments from the Closing Date until the earlier of (a) the date that is six months after the Closing Date (or, in the case of any increase in the Aggregate Commitments pursuant to Section 2 . 14 , six months after such increase) and (b) the date on which the Assigned Values of each Eligible Collateral Asset (whether or not included in the Borrowing Base) plus the par value of all Cash and Cash Equivalents owned by the Borrower credited to the Collection Account (excluding Excluded Amounts) shall equal at least an amount equal to the Aggregate Commitments . “ Aggregate Unfunded Amount ” means, as of any date of determination, the sum of the Unfunded Exposure Amounts of each Revolving Loan and Delayed Drawdown Loan that is a Collateral Asset as of such date . “ Aggregate Unfunded Equity Amount ” means, as of any date of determination, the sum of the Unfunded Exposure Equity Amounts of each Revolving Loan and Delayed Drawdown Loan included in the Collateral as of such date . “ Approved Dealer ” means each of the following entities or their Affiliates (or any successor thereto) : Bank of America, Bank of Montreal, Barclays, BNP Paribas, Citibank, Citizens Bank, Credit Suisse Securities (USA), LLC, Deutsche Bank, Goldman Sachs, HSBC, Jefferies, JP Morgan, Lloyds, Morgan Stanley, Nomura, Royal Bank of Canada, Société Générale, TD Bank, The Royal Bank of Scotland, UBS, Wells Fargo or any other independent, internationally recognized third - party dealer agreed to in writing by the Administrative Agent . “ Assigned Value ” means on any date of determination: (a) with respect to any Eligible Collateral Asset as to which a Collateral Asset Trigger Event has not occurred, its Initial Value ; (b) with respect to any Eligible Collateral Asset as to which a Collateral Asset Trigger Event has occurred, the lesser of (A) its Initial Value and (B) its Current Market Value ; and (c) with respect to any Collateral Asset that is not an Eligible Collateral Asset, zero . Anne x C - 1 withholding taxes imposed under FATCA) if owned by the Borrower unless the issuer or obligor or other Person (and guarantor, if any) is required to make “gross - up” payments that cover the full amount of any such withholding taxes or (v) any security secured by real property ; provided , that notwithstanding the foregoing clauses (a) through (d) , unless the Borrower has received the written advice of counsel of national reputation experienced in such matters to the contrary (together with a certificate of a Responsible Officer of the Borrower to the Administrative Agent that the advice specified in this definition has been received by the Borrower), Cash Equivalents may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule . “ CCC Excess ” means the excess, if any, by which the sum of the Assigned Values of all Special Situation Assets exceeds 5 . 0% (but not 10% ) of the Aggregate Assigned Value . “ Collateral Asset ” means (i) any asset (or Participation Interest therein) owned by Borrower that is or was at the time that the Borrower committed to acquire such asset, a First Lien Bank Loan or a Second Lien Bank Loan , whether or not given credit in the Borrowing Base or having a positive Advance Rate, and (ii) all Cash and Cash Equivalents owned by Borrower (excluding Excluded Amounts) . “ Collateral Asset Documents ” means, with respect to any Collateral Asset, all agreements or documents evidencing, guaranteeing, securing, governing or giving rise to such Collateral Asset . “ Collateral Asset Trigger Event ” means, with respect to any Collateral Asset as determined by the Administrative Agent, (i) a breach of any financial covenant (after giving effect to any grace or cure period allowed by the terms of the Collateral Asset Documents), (ii) unless waived in writing by the Administrative Agent, a breach of any financial reporting requirement with respect to such Collateral Asset as required by the Collateral Asset Documents ( after giving effect to any grace or cure period thereunder ) or (iii) unless waived in writing by the Administrative Agent, a Material Modification of such Collateral Asset . “ Current Market Price ” means, with respect to any Collateral Asset on any date of determination, the Administrative Agent’s determination of the cash proceeds that would be received from the sale on such date of determination of such Collateral Asset, to be based on data from the Pricing Source ; provided that if the Borrower disputes the determination of the Current Market Price on any date, the Borrower shall have the right to submit a bona fide firm bid with respect to the relevant Collateral Asset, with a size equal to or greater than the total notional amount of the relevant Collateral Asset held in the Collateral Account on such day, such bid to be provided by an Approved Dealer or other financial institution reasonably acceptable to the Administrative Agent, and provided by the Borrower to the Administrative Agent (with a copy to the Collateral Administrator) no later than 4 : 00 p . m . (New York time) on the following Business Day and actionable until 5 : 00 p . m . (New York time) on such day . If such firm bid is provided by the Borrower, it shall be applied as the Current Market Price until the next Business Day, otherwise the Administrative Agent’s original determination will be used for that day . Annex C - 4